INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 33-66712) and in Amendment No. 10 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-7932), of our report dated August 18, 1995, appearing in the Annual report to Shareholders of Lindner Investments, consisting of the Lindner Dividend Fund, the Lindner Growth Fund, the Lindner Utility Fund, the Lindner Bulwark Fund, the Lindner/Ryback Small-Cap Fund and the Lindner International Fund (the "Funds") for the periods ended June 30, 1995, which report is incorporated by reference in the Statement of Additional Information, and to the references to us under the headings FINANCIAL HIGHLIGHTS and MANAGEMENT OF THE TRUST in the Prospectus, which is part of such Registration Statement.


                           /S/ DELOITTE & TOUCHE LLP


St. Louis, Missouri
February 1, 1996